EXHIBIT 8.1

LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2015:

Subsidiaries	Country of Incorporation
Direct equity interest of Cresud:
Brasilagro-Companhía Brasileira de Propiedades Agrícolas (1)	Brazil
IRSA	Argentina
Doneldon S.A.	Uruguay
Interest indirectly held through IRSA:
APSA	Argentina
Emprendimiento Recoleta S.A.	Argentina
Fibesa S.A.	Argentina
Hoteles Argentinos S.A.	Argentina
Dolphin Fund Ltd. (3)	Bermudas
I Madison LLC	United States
Inversora Bolívar S.A.	Argentina
IRSA Development LP	United States
IRSA International LLC	United States
Jiwin S.A.	Uruguay
Liveck S.A.	Uruguay
Llao Llao Resorts S.A. (2)	Argentina
Nuevas Fronteras S.A.	Argentina
Palermo Invest S.A.	Argentina
Real Estate Investment Group LP	Bermudas
Real Estate Investment Group II LP	Bermudas
Real Estate Investment Group III LP	Bermudas
Real Estate Investment Group IV LP	Bermudas
Real Estate Investment Group V LP	Bermudas
Real Estate Strategies LP	Bermudas
Real Estate Strategies LLC	United States
Arcos del Gourmet S.A.	Argentina
Panamerican Mall S.A.	Argentina
E-Commerce Latina S.A.	Argentina
Efanur S.A.	Uruguay
Ritelco S.A.	Uruguay
Shopping Neuquén S.A.	Argentina
Solares de Santa María S.A	Argentina
Torodur S.A.	Uruguay
Tyrus S.A.	Uruguay
Unicity S.A.	Argentina
Interest indirectly held through Brasilagro:
Araucária Ltda.	Brazil
Cajueiro Ltda.	Brazil
Ceibo Ltda.	Brazil
Cremaq Ltda.	Brazil
Engenho de Maracajú Ltda.	Brazil
Flamboyant Ltda.	Brazil
Jaborandi Agrícola Ltda.	Brazil
Jaborandi Propriedades Agrícolas S.A.	Brazil
Mogno Ltda.	Brazil
Interest indirectly held through Futuros y Opciones.Com. S.A.:
FyO Trading S.A.	Argentina
Granos Olavarría S.A.	Argentina
Interest indirectly held through Helmir. S.A.:
Agropecuaria Acres del Sud S.A.	Bolivia
Yatay Agropecuaria S.A.	Bolivia
Interest indirectly held through Doneldon. S.A.:
Agropecuaria Acres del Sud S.A.	Bolivia
Ombú Agropecuaria S.A.	Bolivia
Yatay Agropecuaria S.A.	Bolivia
Yuchán Agropecuaria S.A.	Bolivia
Sedelor S.A.	Uruguay
Codalis S.A.	Uruguay
Alafox S.A.	Uruguay

(1)  We have consolidated the investment in Brasilagro-Companhía Brasileira de Propiedades Agrícolas (“Brasilagro”) considering that the Company exercises “de facto control” over it.
(2)  We have consolidated the investment in Llao Llao Resorts S.A. considering their ownership interest held together with the Company's participation in the making decisions.
(3)  We have consolidated its indirect interest in Dolphin Fund Ltd. (DFL) considering its exposure to variable returns coming from its investment in DFL and the nature of the relationship between the Group and the shareholders with right to vote of DFL. The Group has no voting rights on DFL.